                                                                    EXHIBIT 3.10

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             VERASUN MARKETING, LLC

     1. GENERAL. The undersigned sole member of VeraSun Marketing, LLC, a Delaware limited liability company ("Company"), makes this Limited Liability Company Agreement as of October 27, 2005 ("Agreement"). The undersigned member agrees to conduct the Company's affairs in a manner consistent with the Delaware Limited Liability Company Act, as amended ("Act"), the Company's Certificate of Formation ("Certificate") and this Agreement. In the event of any conflict, this Agreement shall control to the extent permitted by law. The provisions of this Agreement are for the regulation of the member and the Company, are not intended for the benefit of non-member creditors and do not grant any rights to non-member creditors.

     2. DURATION OF COMPANY. The Company shall have perpetual existence unless and until dissolved by action of the manager.

     3. PURPOSE. The purpose of the Company shall be to engage in the business of buying and selling ethanol, gasoline, E-85 and other ethanol blended fuels, and to engage in such other activities as are permitted under the Act and are determined from time to time by the manager.

     4. MEMBERSHIP INTERESTS. Membership interests in the Company shall be expressed in percentages. VeraSun Energy Corporation (ID# DB050019), a South Dakota corporation ("VEC"), holds a 100-percent membership interest in the Company.

     5. MANAGEMENT BY MANAGER. The affairs of the Company shall be managed by a manager. The manager shall have authority to make all decisions with respect to the Company as provided in Section 7. The manager shall have authority to execute documents on behalf of the Company, and the signature of the manager on behalf of the Company shall be binding on the Company. The member in the capacity of member shall not have authority to bind the Company.

     6. APPOINTMENT OF MANAGER. The member shall have authority to appoint and remove the manager. VEC shall be the initial manager and shall serve in such capacity until its resignation, removal, death or any incapacity rendering it unable to function as manager. Any manager may resign by notice to the Company.

     7. APPROVAL OF MATTERS ON BEHALF OF THE COMPANY. Subject to any appointment of the manager as may occur from time to time in accordance with Section 6, the manager (and not the member) shall have sole and exclusive authority to take any and all action required to be taken to authorize and approve any matter on behalf of the Company, whether under the Act, this Agreement or otherwise, including, without limitation, approval of a merger or consolidation of the Company, a conversion of the Company, the incurrence of indebtedness by the Company, the sale, lease, exchange, mortgage, pledge or other transfer of any or all of the Company's property, the acquisition of property by the Company, any change in the nature of the business of the


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Company, establishment of bank accounts of the Company and all matters pertaining thereto, any tax or other election by the Company or the dissolution of the Company.

     8. LLC OFFICERS. In addition to the authority granted to the manager under this Agreement, which shall not be reduced or otherwise affected by this Section, the authority to manage and conduct the Company's day-to-day business and affairs is hereby delegated to and shall be held by the officers of the Company (each, an "LLC Officer") serving from time to time, each of whom shall be an agent for the Company with the powers set forth herein or in any written delegation of authority by the manager:

          (a) The LLC Officers appointed from time to time may include a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Company may also have one or more Assistant Secretaries and Assistant Treasurers. Each such LLC Officer shall have the duties and powers provided for in this Section. The initial LLC Officers are named on EXHIBIT A to this Agreement. The manager may from time to time also appoint such other LLC Officers and agents, if any, having such duties and powers as the manager in its discretion may deem necessary or appropriate.

          (b) Appointment of any LLC Officer, whether hereunder or by the manager, shall not in and of itself create contract rights. An LLC Officer may hold more than one office in the Company, including the offices of Chief Executive Officer, President and Secretary. Each LLC Officer shall hold office at the pleasure of the manager or until the LLC Officer's death, resignation or removal, with or without cause and without any need for explanation, by action by the manager. Any LLC Officer may resign at any time upon written notice to the Company.

          (c) In addition to such authority as any LLC Officer may have under this Agreement or as may from time to time be expressly delegated to any LLC Officer by the manager, each LLC Officer shall have authority to execute such contracts, certificates, documents and instruments on behalf of the Company as are within the scope of the LLC Officer's level of responsibility and authority within the Company and are entered into in the ordinary course of business in respect of the LLC Officer executing the same or within the established practice of the Company with respect to the delegation of authority to such LLC Officer.

          (d) The duties and powers of each of the following LLC Officers, if appointed, shall be as follows:

               (i) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have overall responsibility for the management of the business of the Company and for the operations and functioning of the Company, subject to the oversight and control of the manager.

               (ii) PRESIDENT. The President shall have and exercise such powers and duties as may be delegated to or vested in such LLC Officer from time to time by the manager.

               (iii) VICE PRESIDENTS. The Vice President or Vice Presidents, if any, shall have such powers and perform such duties and responsibilities as may be prescribed


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     from time to time by the manager. The manager may assign a description designation in the title of any Vice President and, if there is more than one Vice President, may designate which Vice President shall perform any of the duties or exercise any of the powers of the Vice Presidents.

               (iv) TREASURER. The Treasurer have the custody of the Company funds and securities and shall keep complete and accurate accounts of all receipts and disbursements of the Company and shall deposit all monies and other valuable effects of the Company in the Company's name and to its credit in such banks and other depositories as may be approved from time to time by the manager. The Treasurer shall disburse the funds of the Company, taking proper vouchers and receipts for such disbursements. The Treasurer shall have such other powers and perform such other duties as the manager shall from time to time prescribe. The Company may also have one or more Assistant Treasurers having duties and authority with respect to the matters within the authority of the Treasurer as the manager may from time to time prescribe.

               (v) SECRETARY. The Secretary shall keep a record of all member meetings and any action of the member in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all member meetings and shall perform such other duties as may be prescribed by the manager, under whose supervision the Secretary shall be. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Company may also have one or more Assistant Secretaries having duties and authority with respect to the matters within the authority of the Secretary as the manager may from time to time prescribe.

     9. LIMITED LIABILITY; INDEMNIFICATION. The liability of the member and the manager shall be limited to the fullest extent permitted by law. The Company shall indemnify the manager against any loss, cost and expense the manager may incur by reason of acting as manager and shall defend the manager against any claims made against the manager by reason of serving in such capacity.

     10. CAPITAL CONTRIBUTIONS. With the agreement of the manager, the member may make capital contributions to the Company. The member shall not be obligated to make any capital contribution to the Company.

     11. PROFITS AND LOSSES. The profits and losses of the Company shall pass through to the member and be reported by the member for tax purposes.

     12. DISTRIBUTIONS OF CASH OR OTHER PROPERTY. The Company will from time to time make distributions of cash or property to the member, at such times and in such amounts as are determined by the manager.

     13. TRANSFERS OF INTERESTS. Upon any transfer of an interest in the Company, the transferee shall be an assignee only unless admitted as a member in a writing executed by the manager and the transferee that binds the transferee to all provisions of this Agreement and contains the consent of the manager to admission of the transferee as a member.


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

     14. WITHDRAWAL; DISSOLUTION. The member does not have the right or power to withdraw voluntarily from the Company. Any purported withdrawal shall be ineffective, shall be a breach of this Agreement and shall not entitle the member to any distribution from the Company. Notwithstanding the foregoing the Company may be dissolved at any time with the approval of the manager.

     15. AMENDMENTS. This Agreement may be amended only by a writing signed by the member and the manager.

     IN WITNESS WHEREOF, THE MEMBER HAS EXECUTED THIS LIMITED LIABILITY COMPANY AGREEMENT OF VERASUN MARKETING, LLC AS OF THE DATE FIRST SET FORTH ABOVE.

                                        VERASUN ENERGY CORPORATION


                                        BY: /S/ DONALD L. ENDRES
                                            ------------------------------------
                                        NAME: DONALD L. ENDRES
                                        TITLE: CHIEF EXECUTIVE OFFICER


ACKNOWLEDGMENT AND AGREEMENT BY MANAGER:

VERASUN ENERGY CORPORATION, MANAGER


BY: /S/ BRUCE A. JAMERSON
    ---------------------------------
NAME: BRUCE A. JAMERSON
TITLE: PRESIDENT


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

                                                                       EXHIBIT A

                                  LLC OFFICERS

Chief Executive Officer                 Donald L. Endres
President and Chief Financial Officer   Bruce A. Jamerson
Vice President, Sales and Marketing     William L. Honnef
Vice President, Technology              Matthew K.R. Janes
Vice President, Corporate Development   Paul A. Schock
Vice President and General Counsel      John M. Schweitzer
Secretary and Treasurer                 Ginja R. Collins


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

                             APPOINTMENT OF OFFICERS

     The undersigned sole manager and sole member of VeraSun Biodiesel, LLC, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Marketing, LLC and VeraSun Welcome, LLC hereby appoints the officers listed on EXHIBIT A to the respective offices set forth opposite their names effective as of May 1, 2006.

                                        VERASUN ENERGY CORPORATION


                                        By: /s/ Donald L. Endres
                                            ------------------------------------
                                        Name: Donald L. Endres
                                        Title: Chief Executive Officer


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

                                                                       EXHIBIT A

                                  LLC OFFICERS

Chief Executive Officer                             Donald L. Endres
President                                           Bruce A. Jamerson
Senior Vice President, Chief Financial Officer      Danny C. Herron
Senior Vice President, Sales and Marketing          William L. Honnef
Senior Vice President, Corporate Development        Paul A. Schock
Senior Vice President and General Counsel           John M. Schweitzer
Senior Vice President, Operations                   Paul J. Caudill
Vice President, Technology                          Matthew K.R. Janes
Vice President, Plant Operations                    Kevin T. Biehle
Vice President of Finance Secretary and Treasurer   Ginja R. Collins


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